UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2022

CHORD ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34776	80-0554627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin Street, Suite 1500 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 404-9500

Oasis Petroleum Inc.

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CHRD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On July 1, 2022 (the “Closing Date”), Chord Energy Corporation, a Delaware corporation formerly named Oasis Petroleum Inc. (the “Company”), completed its previously announced “merger of equals” with Whiting Petroleum Corporation, a Delaware corporation (“Whiting”), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of March 7, 2022 (the “Merger Agreement”), by and among the Company, Whiting, Ohm Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and New Ohm LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“LLC Sub”) (the “Closing”). Upon consummation of the Merger (defined below), the Company changed its name from “Oasis Petroleum Inc.” to “Chord Energy Corporation”. On July 5, 2022, the first trading day following the Closing Date, common stock of the Company, par value $0.01 per share (the “Company Common Stock”) began trading on the Nasdaq Global Select Market (“NASDAQ”) under the new name and new ticker symbol “CHRD”.

The Merger

Pursuant to the Merger Agreement, at the effective time of the Company Merger (as defined below) (the “Company Merger Effective Time”), Merger Sub merged with and into Whiting, with Whiting surviving the merger as a wholly owned subsidiary of the Company (the “Company Merger”). Immediately following the Company Merger, Whiting merged with and into LLC Sub, with LLC Sub continuing as the surviving entity as a wholly owned subsidiary of the Company (the “LLC Sub Merger” and together with the Company Merger, the “Merger”).

Following the completion of the Merger, (i) each share of common stock, par value $0.001 per share, of Whiting (the “Whiting Common Stock”) issued and outstanding as of immediately prior to the Company Merger Effective Time was converted into the right to receive $6.25 in cash, without interest, and 0.5774 shares of Company Common Stock, and (ii) all existing shares of the Company Common Stock remained outstanding. Following the completion of the Merger, persons who were stockholders of Whiting immediately prior to the Merger owned approximately 53% of the combined company and persons who were stockholders of the Company immediately prior to the Merger owned approximately 47% of the combined company, in each case on a fully diluted basis.

As of the Company Merger Effective Time, each Converted RSU (as defined in the Merger Agreement) continued to be governed by the same terms and conditions (including vesting and forfeiture) that were applicable to the corresponding Whiting RSU Award (as defined in the Merger Agreement) immediately prior to the Company Merger Effective Time. However, (i) one-third of each Whiting RSU Award granted in September 2020 to an executive officer of Whiting vested immediately prior to the Company Merger Effective Time and each share of Whiting Common Stock issuable in respect of such vested portion was cancelled in exchange for the right to receive the Merger Consideration (as defined in the Merger Agreement) at the Company Merger Effective Time and (ii) the Company assumed and converted the remaining unvested portion of such award. Each Whiting RSU Award held by a member of the Whiting board vested in full prior to the Company Merger Effective Time and such award was cancelled in exchange for the right to receive, at the Company Merger Effective Time, the Merger Consideration with respect to each share of Whiting Common Stock subject to such award.

Pursuant to the Merger Agreement, each outstanding Whiting PSU Award (as defined in the Merger Agreement) was assumed by the Company and converted into the right to receive, upon vesting, the Merger Consideration with respect to each share of Whiting Common Stock subject to such Whiting PSU Award, with such number determined based on the greater of (i) the target number of performance stock units subject to such award and (ii) actual achievement of the performance criteria applicable to such award measured based on a truncated performance period ending immediately prior to the Company Merger Effective Time.

At the Company Merger Effective Time, each Converted PSU Award (as defined in the Merger Agreement) continued to be governed by the same terms and conditions that were applicable to the corresponding Whiting PSU Award immediately prior to the Company Merger Effective Time (other than any performance-based vesting condition but including any continued service requirements).

Additionally, at the Company Merger Effective Time, in accordance with the terms of (i) the Whiting Series A warrants to purchase Whiting Common Stock (the “Series A Warrants”), issued pursuant to that certain Warrant Agreement by and between Whiting and Computershare Trust Company, N.A., as warrant agent, dated as of September 1, 2020 (the “Series A Warrant Agreement”), and (ii) the Whiting Series B warrants to purchase Whiting Common Stock (the “Series B Warrants” and, together with the Series A Warrants, the “Whiting Warrants”), issued pursuant to that certain Warrant Agreement by and between Whiting and Computershare Trust Company, N.A., as warrant agent, dated as of September 1, 2020 (the “Series B Warrant Agreement”), all of the outstanding Whiting Warrants were assumed by the Company pursuant to that certain warrant assignment and assumption agreement dated as of July 1, 2022, by and among the Company, Whiting, Computershare Inc. and Computershare Trust Company, N.A. (the “Warrant Assignment and Assumption Agreement”), on terms and conditions as nearly equivalent as practicable to provisions set forth in the applicable Warrant Agreement, except that (1) the number of shares of Company Common Stock subject to each such assumed warrant equaled the product of (x) the number of shares of Whiting Common Stock that were subject to such warrant immediately prior to the Company Merger Effective Time, multiplied by (y) the exchange ratio, and (2) the per-share exercise price of each such assumed warrant equaled the quotient of (A) the exercise price per share of Whiting Common Stock at which such warrant was exercisable immediately prior to the Company Merger Effective Time less the cash consideration, divided by (B) the exchange ratio.

The foregoing description of the Merger Agreement, the Series A Warrant Agreement, the Series B Warrant Agreement, and the Warrant Assignment and Assumption Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, the Series A Warrant Agreement, the Series B Warrant Agreement, and the Warrant Assignment and Assumption Agreement, which are attached hereto as Exhibit 2.1, Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, respectively, and are incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement

Amended and Restated Company Credit Agreement

The Company is party to that certain Credit Agreement dated as of November 19, 2020, by and among the Company, Oasis Petroleum LLC, a Delaware limited liability company, Oasis Petroleum North America LLC, a Delaware limited liability company, as borrower, Wells Fargo Bank, N.A., as administrative agent, and the other parties party thereto (as amended by the First Amendment to Credit Agreement, dated as of February 19, 2021, the Second Amendment to Credit Agreement, dated as of March 22, 2021, the Third Amendment to Credit Agreement, dated as of May 3, 2021, the Fourth Amendment to Credit Agreement, dated as of May 21, 2021, the Fifth Amendment to Credit Agreement, dated as of October 21, 2021, and the Sixth Amendment to Credit Agreement, dated as of December 22, 2021, the “Existing Credit Agreement”).

On July 1, 2022, the Existing Credit Agreement was amended and restated to, among other things, (a) increase of the aggregate elected commitments to $800,000,000 and the borrowing base to $2,000,000,000, (b) increase and/or expand the exceptions to the negative covenants and other thresholds to reflect the increased size of the Company, (c) extend the maturity date thereunder and (d) add certain of the acquired entities as guarantors thereunder (as so amended and restated, the “Amended and Restated Credit Agreement”).

The foregoing description of the Amended and Restated Credit Agreement is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement, which is attached hereto as Exhibit 10.4 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets

As discussed in the Introductory Note to this Current Report on Form 8-K, on July 1, 2022, the Company completed its previously announced merger of equals with Whiting pursuant to the terms of the Merger Agreement.

The foregoing description, the Merger Agreement, and the transactions contemplated thereby, is a summary only, does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement. The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.02	Results of Operations and Financial Condition

On July 1, 2022, the Company issued a press release announcing completion of the transactions contemplated by the Merger Agreement, containing updated guidance for historical Oasis and for Whiting for the quarter ended June 30, 2022. In addition, on July 1, 2022, the Company released an investor presentation regarding the transactions contemplated by the Merger Agreement and containing pro forma financial results for the quarter ended March 31, 2022 and updated guidance for the quarter ended June 30, 2022.

The full text of the press release and the investor presentation are included as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated into this Item 2.02 by reference.

In accordance with General Instructions B.2 of Form 8-K, the information furnished pursuant to Item 2.02 and the press release and the investor presentation attached hereto as Exhibits 99.1 and 99.2, respectively, shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.03	Material Modification to Rights of Security Holders

The information set forth in the Introductory Note, Item 1.01 and Item 5.03 to this Current Report on Form 8-K is incorporated herein by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Directors; Appointment of Directors

As contemplated by the Merger Agreement, John Jacobi, N. John Lancaster, Jr. and Robert McNally resigned from the Company’s Board of Directors (the “Board”) effective as of immediately prior to the Company Merger Effective Time. Such resignations were not the result, in whole or in part, of any disagreement with the Company or the Company’s management.

Effective as of the Company Merger Effective Time, the Board increased to ten members and appointed Lynn A. Peterson, Susan M. Cunningham, Paul J. Korus, Kevin S. McCarthy and Anne Taylor, whose biographies are included below. As a result, as of the Closing, the Board has ten members consisting of Mr. Peterson as Executive Chair, Ms. Cunningham, Mr. Korus, Mr. McCarthy, Ms. Taylor, Mr. Daniel E. Brown, Mr. Douglas E. Brooks, Ms. Samantha Holroyd, Ms. Cynthia L. Walker, and Ms. Marguerite N. Woung-Chapman. The Board also appointed Mr. Brooks to serve as Lead Independent Director.

As of the Company Merger Effective Time, the Board eliminated the previous Nominating, Environmental, Social & Governance Committee and replaced it with a separate Nominating & Governance Committee (the “Nominating & Governance Committee”) and Environmental, Social & Governance Committee (the “Environmental, Social & Governance Committee”).

As of the Company Merger Effective Time:

•	Mr. Peterson was appointed Executive Chair of the Board;

•	Ms. Cunningham and Mr. Korus were appointed as members of the Audit & Reserves Committee (the “Audit & Reserves Committee”) and Ms. Walker was confirmed as Chair of the Audit & Reserves Committee;

•	Mr. McCarthy and Mr. Brooks were appointed as members of the Compensation Committee (the “Compensation Committee”) and Ms. Taylor was appointed as Chair of the Compensation Committee;

•	Mr. McCarthy, Ms. Walker and Ms. Taylor was appointed as a member of the Nominating & Governance Committee and Ms. Woung-Chapman was appointed as Chair of the Nominating & Governance Committee; and

•

Ms. Holroyd, Mr. Brooks and Mr. Korus were appointed as members of the Environmental, Social & Governance Committee and Ms. Cunningham was appointed as Chair of the Environmental, Social & Governance Committee.

Mr. Peterson, age 69, joined the Whiting board in 2020, and has served as the President and Chief Executive Officer since 2020. Prior to joining Whiting, Mr. Peterson was the Chairman of the Board, Chief Executive Officer and President of SRC Energy Inc. from May 2015 to January 2020 until the closing of its merger with PDC Energy, Inc. From January 2020 to September 2020, he was a private investor. He was a co-founder of Kodiak Oil & Gas Corporation (“Kodiak”), and served Kodiak as a director (2001-2014) and as its President, Chief Executive Officer (2002-2014) and Chairman of the Board (2011-2014) until its acquisition by Whiting Petroleum Corporation in December 2014. He also previously served as a director of Whiting from December 2014 to June 2015. Mr. Peterson has 41 years of industry experience. He holds a Bachelor of Science degree in accounting from the University of Northern Colorado.

Ms. Cunningham, age 66, joined the Whiting board in 2020. From 2017 to 2019, Ms. Cunningham served as an Advisor for Darcy Partners, a consulting firm. Ms. Cunningham served as Executive Vice President, EHSR and New Frontiers, for Noble Energy, Inc. from 2014 to 2017. She previously served at Noble Energy, Inc. as Senior Vice President of Gulf of Mexico, West Africa and Frontier Ventures. In addition, she established Noble Energy’s business and innovation department, which she also oversaw. Prior to Noble Energy, Ms. Cunningham held various positions at Texaco U.S.A., Statoil Energy, Inc. and Amoco Corporation. She holds a Bachelor’s degree in geology and physical geography from McMaster University in Ontario, Canada. She also completed an advanced management program through Rice University’s Office of Executive Development.

Mr. Korus, age 65, joined the Whiting board in 2020. Mr. Korus was the Senior Vice President and Chief Financial Officer of Cimarex Energy Co. from 2002 until his retirement in 2015, and held the same positions with its predecessor, Key Production Company, from 1999 through 2002. He began his oil and gas career in 1982 with Apache Corporation, where he held positions in corporate planning, information technology and investor relations. He holds a Bachelor of Science degree in economics and a Master of Science degree in accounting from the University of North Dakota.

Mr. McCarthy, age 62, joined the Whiting board as Chairman in 2020. Mr. McCarthy has served as Vice Chairman at Kayne Anderson Capital Advisors, L.P. (“Kayne Anderson”) since 2019 and was Chairman of the Board for Kayne Anderson’s closed-end funds from 2004 through July 2020 and Chief Executive Officer for Kayne Anderson’s closed end funds from 2004 to 2019. Prior to joining Kayne Anderson, Mr. McCarthy was global head of energy investment banking at UBS Securities and held similar positions at PaineWebber Incorporated and Dean Witter. He holds a Bachelor of Arts degree in economics and geology from Amherst College and a Master of Business Administration degree in finance from the Wharton School at the University of Pennsylvania.

Ms. Taylor, age 66, joined the Whiting Board in 2020. Ms. Taylor is the President and sole owner of AT Strategies LLC, a consulting firm providing executive coaching services. Ms. Taylor retired in 2018 from Deloitte LLP, which she joined in 1987. She was Vice Chairman and Managing Partner of the Houston office at Deloitte from 2013 to 2018 and held other top executive positions with Deloitte including U.S. Chief Strategy Officer and Global Leader for e-business. Ms. Taylor received Bachelor of Science and Master of Science degrees in engineering from the University of Utah. She also attended Princeton University for doctorate studies in civil engineering, where she focused on transportation and mobility.

In connection with their appointments, the Company has entered or will enter into its standard form of indemnification agreement with each of the new directors, which is incorporated by reference to Exhibit 10.5 hereto and incorporated by reference into this Item 5.02. The new directors will receive the non-employee director compensation detailed below for serving on the Board prorated to reflect their partial year of service in 2022.

Mr. Peterson, Ms. Cunningham, Mr. Korus, Mr. McCarthy and Ms. Taylor (collectively, the “New Directors” and each, a “New Director”) are not related to any existing officer or director of the Company, or each other. There are no transactions or relationships between or among any of the New Directors and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

The Board assessed the independence of each New Director under the Company’s Corporate Governance Guidelines, the independence standards of NASDAQ and the rules and regulations of the SEC, and has determined that each of the New Directors are independent.

Director Compensation

As described above, John Jacobi, N. John Lancaster, Jr. and Robert McNally resigned from the Board, effective as of immediately prior to the Company Merger Effective Time. In recognition of prior service and as compensation for forgone opportunities due to the non-continuing directors’ expectation to serve on the Board for at least the remainder of the 2022 calendar year that will not be fulfilled, the Company paid such non-continuing directors the annual cash retainer that such non-continuing directors would have earned for their service on the Board (but excluding any supplemental cash retainers or other fees) for the third and fourth quarters of 2022. The foregoing annual cash retainers, in the amount of $21,250 for both the third and fourth quarters of 2022 (i.e. $42,500 in total), was paid to each of John Jacobi, N. John Lancaster, Jr. and Robert McNally immediately prior to the Closing.

Departure of Executive Officers; Appointment of Executive Officers

In connection with the Merger, at the Company Merger Effective Time:

•	Taylor Reid will no longer serve as President and Chief Operating Officer of the Company;

•	Nickolas Lorentzatos will no longer serve as Executive Vice President, General Counsel and Corporate Secretary of the Company;

•	Charles “Chip” Rimer was appointed as Executive Vice President and Chief Operating Officer of the Company; and

•	M. Scott Regan was appointed as Executive Vice President, General Counsel and Secretary of the Company.

In connection with the foregoing appointments, the Company has entered or will enter into its standard form of indemnification agreement with each of the new executive officers, which is incorporated by reference to Exhibit 10.5 hereto and incorporated by reference into this Item 5.02.

Mr. Rimer, age 64, joined Whiting as Chief Operating Officer in 2018 and was appointed Executive Vice President Operations and Chief Operating Officer in 2020. Prior to joining Whiting, Mr. Rimer served as Senior Vice President, Global Services for Nobel Energy, Inc. He joined Samedan/Noble Energy Inc. in 2002 and served in multiple roles, including Senior Vice President of Global EHSR & Operations Services and Vice President of Operations Services. Mr. Rimer started his career with ARCO Oil & Gas Company in 1983, working U.S. onshore areas, and he held senior operations engineering positions at Vastar Resources and Aspect Resources before joining Noble Energy, Inc. Mr. Rimer holds a Bachelor of Science in Petroleum Engineering from the University of Texas and a Bachelor of Arts in Business from Furman University.

Mr. Regan, age 51, joined Whiting as Deputy General Counsel in 2015 and was appointed Vice President, Legal, General Counsel and Secretary in 2020. Prior to joining Whiting, Mr. Regan served in the legal department of Ovintiv Inc. where, most recently, he was the Vice President, Legal, Western and Southern Operations. Mr. Regan began his legal career in 1996 with the law firm of Crowley, Haughey, Hanson, Toole & Dietrich (now Crowley Fleck) and joined Holland & Hart in 1998. Mr. Regan received his Bachelor of Arts in History from Montana State University and his J.D. from the University of Montana School of Law.

Mr. Rimer and Mr. Regan are not related to any existing officer or director of the Company, or each other. There are no transactions or relationships between or among Mr. Rimer and Mr. Regan and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

The names and titles of the Company’s executive officers as of the Closing are as follows:

•	Daniel E. Brown, President and Chief Executive Officer;

•	Charles “Chip” Rimer, Executive Vice President and Chief Operating Officer;

•	Michael H. Lou, Executive Vice President and Chief Financial Officer; and

•	M. Scott Regan, Executive Vice President, General Counsel and Secretary.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 30, 2022, the Company filed a Certificate of Elimination (the “Certificate of Elimination”) with the Secretary of State of the State of Delaware eliminating all provisions of the Certificate of Designations filed by the Company with the Delaware Secretary of State on August 3, 2021 related to a series of preferred stock designated as Series A Junior Participating Preferred Stock (the “Series A Preferred Stock”) established pursuant to the Tax Benefits Preservation Plan, dated as of August 3, 2021. Such shares previously designated Series A Preferred Stock will be returned to the authorized but undesignated shares of the Company’s preferred stock.

At the Company Merger Effective Time, (i) the Amended and Restated Certificate of Incorporation of the Company (the “Certificate”) was amended by that certain Certificate of Amendment to the Certificate (the “Certificate Amendment”), and (ii) the Second Amended and Restated Bylaws of the Company were amended and restated (the “Third A&R Bylaws”), in each case to change the name of the Company from Oasis Petroleum Inc. to Chord Energy Corporation. In addition, the Certificate of Amendment increased the number of authorized shares of Company Common Stock from 60,000,000 shares to 120,000,000 shares, and the Third A&R Bylaws reflect the implementation of the “Executive Chair” role to be filled by Mr. Peterson.

The foregoing description of the Certificate of Elimination, the Certificate Amendment and the Third A&R Bylaws does not purport to be complete and is qualified in its entirety by reference to the Certificate of Elimination, the Certificate Amendment and the Third A&R Bylaws, which are attached as Exhibit 3.1, Exhibit 3.2 and Exhibit 3.3 hereto, respectively.

The information set forth in the Introductory Note and Item 1.01 to this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

At the Company Merger Effective Time, (i) the Code of Business Conduct and Ethics (as amended, the “Amended Code of Ethics”) was amended to change the name of the Company from Oasis Petroleum Inc. to Chord Energy Corporation and to update certain employment practices and policies on reporting violations, among other things, and (ii) the Financial Code of Ethics (as amended, the “Amended Financial Code of Ethics”) was amended to change the name of the Company from Oasis Petroleum Inc. to Chord Energy Corporation.

The foregoing descriptions of the Amended Code of Ethics and the Amended Financial Code of Ethics do not purport to be complete and are qualified in their entirety by reference to the Amended Code of Ethics and Amended Financial Code of Ethics, which are attached hereto as Exhibits 14.1 and 14.2, respectively.

Item 7.01	Regulation FD Disclosure

On July 1, 2022, the Company issued a press release and released an investor presentation announcing the completion of the Merger and other matters.

The full text of the press release and the investor presentation are included as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to Item 7.01 and the press release and the investor presentation attached hereto as Exhibits 99.1 and 99.2, respectively, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements

The audited consolidated and combined balance sheets of Whiting as of December 31, 2021 and 2020 and the audited consolidated and combined statements of operations, statements of cash flows and statements of changes in equity of Whiting for the years ended December 31, 2021, 2020 and 2019, and the notes related thereto, are incorporated by reference to Whiting’s Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2021, filed on February 23, 2022 and amended on March 4, 2022 and April 14, 2022, and incorporated by reference into this Item 9.01(a).

The unaudited consolidated and combined balance sheets of Whiting as of March 31, 2022 and 2021 and the unaudited consolidated and combined statements of operations, statements of cash flows and statements of changes in equity of Whiting for the three months ended March 31, 2022 and 2021, and the notes related thereto, are incorporated by reference to Whiting’s Quarterly Report on Form 10-Q for the Quarterly Period Ended March 31, 2022, filed on May 4, 2021, and incorporated by reference into this Item 9.01(a).

(b)	Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01(b) for the year ended December 31, 2021 and as of and for the three months ended March 31, 2022 are set forth in the final prospectus and definitive proxy statement filed on May 24, 2022 under the caption “Unaudited Pro Forma Condensed Consolidated Combined Financial Statements,” and is incorporated by reference in this Current Report on Form 8-K.

(d)	Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of March 7, 2022, by and among Oasis Petroleum Inc., Whiting Petroleum Corporation, Ohm Merger Sub Inc. and New Ohm LLC (incorporated by reference to Exhibit 2.1 to Oasis Petroleum Inc.’s Current Report on Form 8-K filed on March 8, 2022).

3.1	Certificate of Elimination of the Series A Junior Participating Preferred Stock of Oasis Petroleum Inc.

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Oasis Petroleum Inc.

3.3	Third Amended and Restated Bylaws of Chord Energy Corporation.

10.1	Series A Warrant Agreement, dated as of September 1, 2020, by and among Whiting Petroleum Corporation, Computershare Inc. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 10.2 to Whiting Petroleum Corporation’s Current Report on Form 8-K12B (File No. 001-31899) filed on September 1, 2020).

10.2	Series B Warrant Agreement, dated as of September 1, 2020, by and among Whiting Petroleum Corporation, Computershare Inc. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 10.3 to Whiting Petroleum Corporation’s Current Report on Form 8-K12B (File No. 001-31899) filed on September 1, 2020).

10.3	Warrant Assignment and Assumption Agreement, dated as of July 1, 2022, by and among Oasis Petroleum Inc., Whiting Petroleum Corporation, Computershare Inc. and Computershare Trust Company, N.A.

Exhibit Number	Description

10.4	Amended and Restated Credit Agreement, dated as of July 1, 2022, by and among Oasis Petroleum Inc., Oasis Petroleum LLC, Oasis Petroleum North America LLC, Wells Fargo Bank, N.A., and the other parties party thereto.

10.5	Form of Indemnification Agreement between Oasis Petroleum Inc. and the directors and executive officers of Oasis Petroleum Inc. (incorporated by reference to Exhibit 10.4 to Oasis Petroleum Inc.’s Current Report on Form 8-K (File No. 001-34776) filed on November 20, 2020).

14.1	Code of Business Conduct and Ethics of Chord Energy Corporation.

14.2	Financial Code of Ethics of Chord Energy Corporation.

23.1	Consent of Deloitte & Touche LLP relating to Whiting Petroleum Corporation.

23.2	Consent of Netherland, Sewell & Associates, Inc. relating to Whiting Petroleum Corporation.

99.1	Press Release, dated July 1, 2022.

99.2	Investor Presentation, dated July 1, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHORD ENERGY CORPORATION

Date: July 7, 2022

	By:	/s/ M. Scott Regan
M. Scott Regan
Executive Vice President, General Counsel and Secretary